Filed with the Securities and Exchange Commission on May 28, 2014

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Globalstar, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	41-2116508
(State or other jurisdiction)	(I.R.S. Employer Identification No.)
of incorporation or organization

300 Holiday Square Blvd.

Covington, Louisiana 70433

(Address of principal executive offices) (Zip code)

Amended and Restated Globalstar, Inc.

2006 Equity Incentive Plan

(Full title of the plan)

L. Barbee Ponder IV

General Counsel & Vice President Regulatory Affairs

Globalstar, Inc.

300 Holiday Square Blvd.

Covington, Louisiana 70433

(985) 335-1500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting
		(Do not check if a smaller reporting company)	company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price[3]	Amount of registration fee

Voting Common Stock,
$0.0001 par value (“Common Stock”)	10,717,669	$3.18	$34,082,187.42	$4,389.79

1 The securities to be registered include options and rights to acquire Common Stock.

2 This registration statement also covers such indeterminable number of additional shares of Common Stock of the registrant as may become issuable with respect to any or all of such shares pursuant to the antidilution provisions of the plan.

3 The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based, pursuant to Rule 457(h) under the Securities Act of 1933, upon the average of the high and low prices of the Common Stock on May 23, 2014 as reported on the NYSE MKT.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note: This registration statement on Form S-8 registers an additional 10,717,669 shares of the Common Stock of Globalstar, Inc. which may be issued pursuant to the Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan (the “Plan”). Previous registration statements on Form S-8 registered 1,200,000 shares (File No. 333-138590), 600,000 shares (File No. 333-145283), 1,673,858 shares (File No. 333-149747), 3,000,000 shares (File No. 333-150871), 2,732,117 shares (File No. 333-156884), 10,000,000 shares (File No. 333-161510), 5,487,680 shares (File No. 333-165444), 5,813,653 shares (File No. 333-173218), 5,943,516 shares (File No. 333-180178) and 7,081,715 shares (File No. 333-188538) of Common Stock under the Plan. The contents of those registration statements are incorporated herein by reference except to the extent that an Item is restated below.

Item 8.	Exhibits

5.1	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on signature page)

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, as of May 28, 2014.

GLOBALSTAR, INC.

By:	/s/ James Monroe III
James Monroe III,
Chairman and
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Globalstar, Inc. whose signatures appear below, hereby constitute and appoint James Monroe III and Richard S. Roberts, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 28, 2014.

Signature	Title

/s/ James Monroe III	Chairman of the Board and Chief Executive Officer (Principal
James Monroe III	Executive and Financial Officer)

/s/ Rebecca S. Clary	Chief Accounting Officer and Corporate Controller
Rebecca S. Clary

/s/ William A. Hasler	Director
William A. Hasler

/s/ John Kneuer	Director
John Kneuer

/s/ James F. Lynch	Director
James F. Lynch

/s/ J. Patrick McIntyre	Director
J. Patrick McIntyre

/s/ Richard S. Roberts	Director
Richard S. Roberts